LEGACY COMMUNICATIONS CLOSES ON SALE OF KBET(AM),
LAS VEGAS TO BEASLEY BROADCAST GROUP

St. George, Utah - March 29, 2007 -- Legacy Communications Corporation (OTCBB:LGCC) announced today the Company has completed the closing on its sale of KBET(AM), Winchester, Nevada to Beasley Broadcasting Group, Inc. for $2,500,000. Radio station KBET(AM), 790kHz. Licensed to Winchester, Nevada is authorized to operate at 790kHz, 1kw day and 300 watts night serving the Las Vegas market.

Legacy Communications Corporation, headquartered at St. George, Utah, is headed by President & Chief Executive Officer E. Morgan Skinner, Jr. Beasley Broadcasting Group, Inc. headquartered in Naples, Florida is headed by Chairman and Chief Executive Officer George G. Beasley. The exclusive broker of the sale is the John L. Pierce & Company of Florence, Kentucky.

Legacy Communications Corporation is a holding company for subsidiaries that acquire radio station licenses and permits to develop, upgrade, operate and market. The company seeks out broadcast properties that have significant upside potential when provided proper management, engineering, programming and marketing. The company seeks out broadcast properties that have significant upside potential when provided proper management, engineering, programming and marketing. Legacy owns eight (8) other stations: KPTO(AM) 1440kHz, Pocatello, Idaho, KITT(FM) 100.1MHz, Soda Springs, Idaho, KNFL(AM) 1470kHz, Tremonton, Utah, KOGN(AM) 1490kHz, Ogden, Utah, KENT(AM) 1400kHz, Parowan, Utah, KDAN(AM), 1240kHz, Beatty, Nevada, KIFO(AM) 1450kHz, Hawthorne, Nevada and KBSP(AM) 1340kHz, Bishop, California.

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The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.

Legacy Communications Corporation

Legacy Communications Corporation
Morgan Skinner
(435) 628-1000
(435) 628-6636 (fax)
morgan@legacy.cc

Investor Relations:
The Eversull Group, Inc.
Jack Eversull
(972) 991-1672
(972) 991-7359 (fax)
jack@theeversullgroup.com